United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2007 (October 31, 2007)

ePlus inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28926	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive, Herndon, VA 20171-3413
(Address, including zip code, of principal offices)

Registrant's telephone number, including area code: (703) 984-8400

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

ePlus Technology, inc., a wholly-owned subsidiary of ePlus inc., modified the current credit facility agreements with GE Commercial Distribution Finance Corporation ("GECDF") that were originally executed on August 31, 2000. The changes to the agreements were effective October 29, 2007, but the agreement was not signed until October 31, 2007.  The aggregate limit of the facility was increased to $125,000,000 with a sub-limit on the accounts receivable component of $30,000,000.  The temporary overline period in the previous agreement was eliminated.  The amounts available under the agreements may be limited by the asset value of the equipment we purchase and our accounts receivable, and may be further limited by certain covenants and terms and conditions of the facility.

The foregoing description of the amendment is qualified in its entirety by reference to the amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the Company's press release issued on November 6, 2007 relating to the foregoing is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed as part of this report:

Exhibit Number	Exhibit Description
10.1	Amendment to Agreement for Wholesale Financing and Business Financing Agreement dated October 29, 2007 between GE Commercial Distribution Finance Corporation and ePlus Technology, inc.
99.1	Press Release dated November 6, 2007 issued by ePlus inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Steven J. Mencarini, CFO
Steven J. Mencarini
Date: November 6, 2007	Chief Financial Officer